                                                                     EXHIBIT 4.5

                               CEPTOR CORPORATION

                               2004 INCENTIVE PLAN

                           (Adopted December 9, 2004)

            1.  PURPOSE OF THE PLAN.

                This 2004  Incentive  Stock Plan (the  "Plan") is intended as an incentive, to retain in the employ of and as directors,  officers,  consultants, advisors  and  employees  to  Ceptor  Corporation,  a Florida  corporation  (the
"Company")  and any  subsidiary  of the  Company,  within the meaning of Section
424(f) of the United  States  Internal  Revenue  Code of 1986,  as amended  (the
"Code"), persons of training,  experience and ability, to attract new directors, officers,  consultants,  advisors and employees  whose  services are  considered valuable,  to encourage the sense of proprietorship  and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                It is further  intended that certain options granted pursuant to the Plan shall constitute  incentive stock options within the meaning of Section
422 of the Code (the  "Incentive  Options")  while certain other options granted pursuant to the Plan shall be  nonqualified  stock  options  (the  "Nonqualified
Options").  Incentive Options and Nonqualified  Options are hereinafter referred to collectively as "Options." The terms, provisions,  conditions and limitations of the Plan shall be construed  and  interpreted  consistent  with the Company's intent as stated in this Section 1.

            2.  ADMINISTRATION OF THE PLAN.

                The  Board  of  Directors  of  the  Company  (the  "Board")  may
administer  the Plan  directly or appoint and maintain as  administrator  of the
Plan a Committee  (the  "Committee")  consisting of two or more  directors  that shall serve at the pleasure of the Board.  The Committee,  subject to Sections 3 and 5 hereof,  shall have full power and  authority to designate  recipients  of
Options and restricted stock ("Restricted Stock") and to determine the terms and conditions  of the  respective  Option and  Restricted  Stock (which need not be identical) and to interpret the provisions and supervise the  administration  of the Plan.  The  Committee  shall  have the  authority,  without  limitation,  to designate  which Options  granted under the Plan shall be Incentive  Options and which shall be Nonqualified  Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

                Subject  to the  provisions  of the Plan,  the  Committee  shall interpret the Plan and all Options and Restricted  Stock granted under the Plan, shall make such rules as it deems necessary for the proper administration of the
Plan,  shall  make all  other  determinations  necessary  or  advisable  for the administration  of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options or Restricted Stock
granted under the Plan in the manner and to the extent that the Committee  deems desirable to carry into effect the Plan or any Options or Restricted  Stock. The act  or  determination  of a  majority  of the  Committee  shall  be the  act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee  shall be fully  effective as if it had been made by a majority  at a meeting  duly held.  Subject to the  provisions  of the
Plan, any action taken or determination  made by the Committee  pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

                In the event that for any reason the Committee is unable to act, or if there shall be no such  Committee,  then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.

            3.  DESIGNATION OF OPTIONEES AND GRANTEES.

                The persons eligible for participation in the Plan as recipients of Options (the  "Optionees")  or Restricted  Stock (the "Grantees" and together with  Optionees,  the  "Participants")  shall  include  directors,  officers and employees of, and subject to their meeting the eligibility  requirements of Rule
701  promulgated  under the Securities Act of 1933, as amended (the  "Securities
Act"),  consultants,  vendors,  joint  venture  partners,  and  advisors to, the
Company or any subsidiary;  provided that Incentive  Options may only be granted to employees of the Company and the  subsidiaries.  In selecting  Optionees  and
Grantees,  and in determining  the number of shares to be covered by each Option or share of Restricted Stock granted to Optionees or Grantees, the Committee may consider any factors it deems relevant, including without limitation, the office or  position  held by the  Optionee  or Grantee  or the  Optionee  or  Grantee's
relationship to the Company,  the Optionee or Grantee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the  Optionee or  Grantee's  length of service,  promotions  and  potential.  An
Optionee or Grantee who has been granted an Option or Restricted Stock hereunder may be granted an  additional  Option or  Options,  or  Restricted  Stock if the
Committee shall so determine.  William Pursley, Chairman and CEO of the Company,
shall not be eligible for awards under the Plan prior to April 1, 2005.

            4.  STOCK RESERVED FOR THE PLAN.

                Subject to adjustment  as provided in Section 8 hereof,  a total of 2,268,377 shares of the Company's  Common Stock,  $0.0001 par value per share
(the "Stock"),  shall be subject to the Plan. The shares of Stock subject to the
Plan shall consist of unissued  shares,  treasury  shares or  previously  issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby  reserved for such  purpose.  Any of such shares of Stock that may remain  unsold and that are not subject to  outstanding  Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until  termination  of the Plan the  Company  shall at all  times  reserve a sufficient  number  of  shares  of Stock to meet the  requirements  of the Plan.
Should  any  Option  or  Restricted  Stock  expire or be  canceled  prior to its exercise  or  vesting  in full or  should  the  number  of shares of Stock to be delivered upon the exercise or vesting in full of an Option or Restricted  Stock be  reduced  for any  reason,  the shares of Stock  theretofore  subject to such
Option or  Restricted  Stock may be  subject to future  Options  under the Plan, except where such  reissuance  is  inconsistent  with the  provisions of Section
162(m) of the Code.

            5.  TERMS AND CONDITIONS OF OPTIONS.

                Options granted under the Plan shall be subject to the following
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                (a)  OPTION  PRICE.  The  purchase  price of each share of Stock purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
PROVIDED,  HOWEVER,  that with  respect  to an  Optionee  who,  at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of grant.  The  exercise  price for each Option shall be subject to  adjustment  as provided in Section 8 below.  "Fair Market  Value" means the price as determined by the Committee in a manner consistent with the provisions of the Code.

                (b) OPTION  TERM.  The term of each Option shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and in the case of an  Incentive  Option  granted to an
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

                (c)  EXERCISABILITY.  Subject to Section  5(k)  hereof,  Options shall be  exercisable  at such  time or times  and  subject  to such  terms  and conditions as shall be determined by the Committee at the time of grant.

                Upon the  occurrence  of a "Change in Control"  (as  hereinafter defined),  the  Committee  may  accelerate  the  vesting and  exercisability  of outstanding  Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion,  the Committee may also determine that, upon the  occurrence  of a Change in  Control,  each  outstanding  Option  shall terminate  within a  specified  number  of days  after  notice  to the  Optionee thereunder,  and each such Optionee shall receive, with respect to each share of
Company Stock subject to such Option,  an amount equal to the excess of the Fair
Market Value of such shares immediately prior to such Change in Control over the exercise  price per share of such Option;  such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination  thereof,  as the Committee shall determine in its sole discretion.

                For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

                      (i) a tender offer (or series of related  offers) shall be made and  consummated  for the  ownership  of 50% or more of the outstanding voting securities of the Company, unless as a result of such  tender  offer more than 50% of the  outstanding  voting securities  of the surviving or resulting  corporation  shall be owned in the aggregate by the stockholders of the Company (as of the time  immediately  prior to the commencement of such offer), any employee  benefit  plan of the Company or its  Subsidiaries, and their affiliates;

                      (ii) the  Company  shall be  merged or  consolidated  with another  corporation,  unless  as a  result  of such  merger  or consolidation more than 50% of the outstanding voting securities of the surviving or resulting  corporation shall be owned in the aggregate  by the  stockholders  of the  Company (as of the time immediately  prior to such  transaction),  any employee  benefit plan of the Company or its Subsidiaries, and their affiliates;

                      (iii) the  Company  shall  sell  substantially  all of its assets to another  corporation  that is not wholly  owned by the
                Company,  unless  as a result of such sale more than 50% of such assets shall be owned in the  aggregate by the  stockholders  of
                the  Company  (as  of  the  time   immediately   prior  to  such
                transaction),  any  employee  benefit plan of the Company or its
                Subsidiaries and their affiliates; or

                      (iv) a Person (as defined below) shall acquire 50% or more of the  outstanding  voting  securities of the Company  (whether directly,  indirectly,  beneficially or of record),  unless as a result  of such  acquisition  more  than 50% of the  outstanding voting  securities  of the  surviving or  resulting  corporation shall be  owned  in the  aggregate  by the  stockholders  of the
                Company  (as  of  the  time  immediately   prior  to  the  first
                acquisition  of such  securities by such  Person),  any employee benefit  plan of the  Company  or its  Subsidiaries,  and  their affiliates.

                For  purposes  of  this  Section   5(c),   ownership  of  voting
securities shall take into account and shall include  ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof)
under the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"). In addition,  for such  purposes,  "Person" shall have the meaning given in Section
3(a)(9) of the Exchange  Act, as modified  and used in Sections  13(d) and 14(d)
thereof;  however,  a Person  shall not  include  (A) the  Company or any of its
Subsidiaries;  (B) a trustee  or other  fiduciary  holding  securities  under an employee  benefit  plan  of the  Company  or any  of  its  Subsidiaries;  (C) an
underwriter  temporarily  holding  securities  pursuant  to an  offering of such securities;  or  (D)  a  corporation  owned,  directly  or  indirectly,  by  the stockholders  of the  Company  in  substantially  the same  proportion  as their ownership of stock of the Company.

                (d) METHOD OF EXERCISE.  Options to the extent then  exercisable may be  exercised in whole or in part at any time during the option  period,  by giving written notice to the Company specifying the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check or such other  instrument  as may be acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the trading day before the Option is exercised)  which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company  from the shares of Stock  otherwise to be received  with such  withheld shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price  of the  Option,  or (iii) by a  combination  of the  foregoing, provided that the combined value of all cash and cash  equivalents  and the Fair
Market Value of any shares  surrendered to the Company is at least equal to such exercise  price and except with  respect to (ii)  above,  such method of payment will not cause a  disqualifying  disposition  of all or a  portion  of the Stock received upon exercise of an Incentive  Option. An Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of Stock purchased  upon exercise of an Option at such time as the Optionee (i) has given written  notice of  exercise  and has paid in full for such  shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

                (e) NON-TRANSFERABILITY.

                      (i) Except as provided in Section 5(e)(ii) hereof,  during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetence,  the Optionee's guardian or legal representative) may exercise an Option. Except as provided in Section  5(e)(ii)  hereof,  no Option shall be  assignable or transferable  by the Optionee to whom it is granted,  other than by will or the laws of descent and distribution.

                      (ii) A  Optionee  may  Transfer  (as  defined  in  Section
                5(e)(iii)  below)  all  or  part  of an  Option  that  is not an
                Incentive  Stock Option by gift or domestic  relations  order to any  "family  member"  (as  that  term  is  defined  under  Rule
                701(c)(3)  of the  Securities  Act, as amended or any  successor provision  of  law);  provided,  that  (x)  there  shall  be  no consideration for any such Transfer and (y) subsequent Transfers of transferred  Options shall be prohibited except those made in accordance with this Section  5(e)(ii) or by will or the laws of descent  and  distribution  and  otherwise  in  compliance  with applicable U.S.  federal and state and foreign  securities laws.
                Following  any permitted  Transfer  hereunder,  any  transferred
                Option  shall  continue  to be  subject  to the same  terms  and
                conditions  as  were  applicable   immediately   prior  to  such
                Transfer,  provided  that for purposes of this Section  5(e)(ii)
                the term  "Optionee"  shall be deemed to refer to the transferee and the  transferee  shall  agree to be bound by the  terms  and
                conditions  of  the  Options  and  this  Plan.   The  events  of
                termination of the employment or other  relationship  of Section
                5(i) hereof  shall  continue to be applied  with  respect to the
                original   Optionee,   following   which  the  Option  shall  be
                exercisable  by the  transferee  only to the  extent and for the periods specified in Section 5(g), 5(h), 5(i), or 5(j) hereof.

                      (iii)   Except   pursuant  to  the  laws  of  descent  and
                distribution,  Optionee  shall  not  sell or in any  other  way, directly or indirectly,  transfer, assign,  distribute,  pledge, hypothecate,  encumber, gift or otherwise alienate or dispose of
                (collectively,  "Transfer")  any Stock  issued  pursuant  to the exercise of an Option  (whether now owned or hereafter  acquired pursuant to such  exercise),  or any right or interest  therein, whether voluntarily or involuntarily, by operation of law, court order,  foreclosure,  marital  property  division or  otherwise, except (a) in compliance  with all applicable  U.S.  federal and state  and  foreign  securities  laws and (b)  with the  written consent  of the  Company.  Notwithstanding  the  foregoing,  the

                                       6

                Optionee may Transfer  such Stock by gift or domestic  relations order to any "family member" (as that term is defined under Rule
                701(c)(3) of the  Securities  Act, as amended from time to time)
                without obtaining the written consent of the Company;  provided,
                that  (i)  such  Transfer  shall  be  in  compliance   with  all
                applicable U.S.  federal and state and foreign  securities laws;
                (ii) there shall be no consideration for any such Transfer;  and
                (iii) the  transferee  shall  agree not to  Transfer  such Stock except in accordance with this Section 5(e)(iii).  Any attempted
                Transfer of Stock acquired pursuant to the exercise of an Option that is not permitted in accordance with this Section  5(e)(iii)
                shall be void and of no  further  force and effect and shall not be  registered  on the books of the Company.  The  provisions of this  Section  5(e)(iii)  will be of no further  force or effect upon the earlier of: (x) the first date on which Shares are held of  record  by more  than five  hundred  (500)  persons  and are registered pursuant to an effective registration statement filed with the United States Securities and Exchange  Commission;  (y)
                the  consummation  of  a  firm  commitment  underwritten  public offering,  pursuant to an effective registration statement under the Securities  Act, as amended from time to time; or (z) a sale of the  Company  to, or merger of the  Company  with,  a company subject to the  reporting  requirements  of the Exchange Act, as amended from time to time.

                (f) NO RIGHTS AS A  STOCKHOLDER.  No Optionee  (or other  person having  the right to  exercise  such  award)  shall  have any of the rights of a stockholder  of the Company with  respect to shares  subject to such award until the issuance of a stock  certificate  to such person for such shares.  Except as
otherwise   provided  herein,   no  adjustment  shall  be  made  for  dividends,
distributions or other rights (whether ordinary or extraordinary, and whether in cash,  securities  or other  property) for which the record date is prior to the date such stock certificate is issued.

                (g)  TERMINATION BY DEATH.  Unless  otherwise  determined by the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one year after the date of such death or until the  expiration  of the stated  term of such  Option as  provided  under the Plan,  whichever  period is shorter.

                (h)  TERMINATION  BY  REASON  OF  DISABILITY.  Unless  otherwise determined by the Committee, if any Optionee's employment with or service to the
Company  or  any  Subsidiary   terminates  by  reason  of  total  and  permanent
disability, any Option held by such Optionee may thereafter be exercised, to the extent it was  exercisable at the time of  termination  due to Disability (or on such accelerated basis as the Committee shall determine at or after grant),  but may not be  exercised  after  90 days  after  the  date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  PROVIDED,  HOWEVER,  that,  if the Optionee  dies within such 90-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable to the extent to which it was  exercisable at the time of death for a period of one year after the date of such death or for the stated
term of such Option, whichever period is shorter.

                (i)  TERMINATION  BY  REASON  OF  RETIREMENT.  Unless  otherwise determined by the Committee, if any Optionee's employment with or service to the
Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined  below),  any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such  accelerated  basis as the Committee shall determine at or after grant), but may not be  exercised  after 90 days after the date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such 90-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of  death,  for a period  of one year  after  the date of such  death or for the stated term of such Option, whichever period is shorter.

                For purposes of this paragraph (i),  "Normal  Retirement"  shall mean retirement from active  employment with the Company or any Subsidiary on or after  the  normal  retirement  date  specified  in the  applicable  Company  or
Subsidiary  pension  plan  or if no  such  pension  plan,  age  65,  and  "Early
Retirement" shall mean retirement from active employment with the Company or any
Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

                (j)  OTHER  TERMINATION.  Unless  otherwise  determined  by  the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates for any reason other than death,  Disability or Normal or
Early Retirement, the Option shall thereupon terminate,  except that the portion of any Option that was exercisable on the date of such termination of employment or  service  may be  exercised  for the  lesser  of 90 days  after  the  date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any  Subsidiary is terminated by the Company or such
Subsidiary  without cause (the  determination as to whether  termination was for cause to be made by the Committee).  The transfer of an Optionee from the employ of or service to the  Company  to the employ of or service to a  Subsidiary,  or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

                (k)  LIMIT ON VALUE OF  INCENTIVE  OPTION.  The  aggregate  Fair
Market  Value,  determined as of the date the  Incentive  Option is granted,  of
Stock for which  Incentive  Options  are  exercisable  for the first time by any
Optionee  during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

                (l)  INCENTIVE  OPTION  SHARES.  A grant of an Incentive  Option under this Plan shall  provide  that (a) the  Optionee  shall be  required  as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive  Option granted  under the Plan within the two-year  period  commencing on the day after the date of the  grant of such  Incentive  Option or  within a  one-year  period commencing  on the day after the date of  transfer of the share or shares to him pursuant to the  exercise of such  Incentive  Option,  he shall,  within 10 days after such  disposition,  notify the Company thereof and immediately  deliver to the  Company any amount of United  States  federal,  state and local  income tax withholding required by law.

            6. TERMS AND CONDITIONS OF RESTRICTED STOCK.

                Restricted  Stock may be granted  under this Plan aside from, or in  association  with,  any other  award and shall be subject  to the  following conditions and shall contain such  additional  terms and  conditions  (including provisions  relating to the  acceleration of vesting of Restricted  Stock upon a
Change  of  Control),  not  inconsistent  with  the  terms of the  Plan,  as the
Committee shall deem desirable:

                (a) GRANTEE  RIGHTS.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee  shall deem  desirable,  makes payment to the Company in cash,  or by check or such other  instrument as may be acceptable to the Committee.  After  acceptance and issuance of a certificate or certificates,  as provided  for below,  the  Grantee  shall have the rights of a stockholder with respect to Restricted Stock subject to the  non-transferability and forfeiture restrictions described in Section 6(d) below.

                (b)  ISSUANCE OF  CERTIFICATES.  The Company  shall issue in the
Grantee's  name a  certificate  or  certificates  for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

                (c) DELIVERY OF  CERTIFICATES.  Unless otherwise  provided,  any certificate or certificates  issued  evidencing shares of Restricted Stock shall not be delivered to the Grantee  until such shares are free of any  restrictions specified by the Committee at the time of grant.

                (d)  FORFEITABILITY,  NON-TRANSFERABILITY  OF RESTRICTED  STOCK.
Shares of Restricted  Stock are  forfeitable  until the terms of the  Restricted
Stock grant have been satisfied. Shares of Restricted Stock are not transferable until  the date on which the  Committee  has  specified  such  restrictions  has lapsed.  Unless  otherwise  provided,  distributions in the form of dividends or otherwise of  additional  shares or property in respect of shares of  Restricted
Stock shall be subject to the same  restrictions  as such  shares of  Restricted
Stock.

                (e)  CHANGE  OF  CONTROL.  Upon the  occurrence  of a Change  in
Control,  the Committee may  accelerate  the vesting of  outstanding  Restricted
Stock,  in  whole  or in  part,  as  determined  by the  Committee  in its  sole discretion.

                (f)  TERMINATION OF EMPLOYMENT.  In the event the Grantee ceases to be an employee or otherwise  associated  with the Company with the consent of the Committee,  or upon his death,  Retirement or disability,  the  restrictions imposed  under this  Section 6 shall lapse with respect to such number of shares theretofore  awarded to him as shall be determined by the Committee,  but, in no event,  less than a number equal to the product of (i) a fraction the  numerator of which is the number of completed  months  elapsed  after the date of award of the  Restricted  Stock  to the  Grantee  to the  date  of  termination  and  the denominator of which is the number of months in the Restriction  Period and (ii)
the  number of shares of  Restricted  Stock.  As to any  Restricted  Stock  then remaining, all such Restricted Stock shall be forfeited.

                In the event the Grantee  ceases to be an employee or  otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore  awarded  to him which are still  subject to  restrictions  shall be forfeited  and the  Company  shall have the right to  complete  the blank  stock power; PROVIDED,  HOWEVER, that the Committee may provide, by rule or regulation or in any Award agreement that restrictions or forfeiture conditions relating to shares of  Restricted  Stock  will be waived in whole or in part in the event of termination  resulting  from  specified  causes,  and the Committee may in other cases waive in whole or in part restrictions or forfeiture  conditions  relating to Restricted Stock.

            7. TERM OF PLAN.

                No Option or Restricted  Stock shall be granted  pursuant to the
Plan on the date which is ten years  from the  effective  date of the Plan,  but
Options theretofore granted may extend beyond that date.

            8. CAPITAL CHANGE OF THE COMPANY.

                In the  event  of  any  merger,  reorganization,  consolidation, recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's proportionate  interest shall be maintained as immediately before the occurrence of such event.  The Committee  shall,  to the extent  feasible,  make such other adjustments as may be required under the tax laws so that any Incentive  Options previously  granted shall not be deemed  modified  within the meaning of Section
424(h) of the Code.  Appropriate  adjustments  shall also be made in the case of outstanding Restricted Stock granted under the Plan.

            9. PURCHASE FOR INVESTMENT.

                Unless  the  Options  and  shares  covered by the Plan have been registered  under the Securities  Act, or the Company has  determined  that such registration  is  unnecessary,  each person  exercising or receiving  Options or
Restricted  Stock  under  the  Plan may be  required  by the  Company  to give a representation  in  writing  that he is  acquiring  the  securities  for his own account for investment  and not with a view to, or for sale in connection  with, the distribution of any part thereof.

            10. TAXES.

                (a)  The  Company  may  make  such  provisions  as it  may  deem appropriate,  consistent  with applicable law, in connection with any Options or
Restricted  Stock granted under the Plan with respect to the  withholding of any taxes (including income or employment taxes) or any other tax matters.

                (b) If any  Grantee,  in  connection  with  the  acquisition  of
Restricted Stock,  makes the election  permitted under Section 83(b) of the Code
(that is, an  election to include in gross  income in the year of  transfer  the amounts  specified in Section  83(b)),  such Grantee shall notify the Company of the election with the Internal  Revenue Service  pursuant to regulations  issued under the authority of Code Section 83(b).

                (c) If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive  Option under the  circumstances described  in Section  421(b) of the Code  (relating  to  certain  disqualifying dispositions),  such Grantee shall notify the Company of such disposition within
10 days hereof.

            11. FORM OF PAYMENT UNDER AWARDS.

                Subject  to the  terms  of the  Plan  and any  applicable  Award agreement,  payments or  transfers  to be made by the Company  upon the grant or exercise of an Award may be made in such forms as the Committee  shall determine at or after the time of grant,  including,  without  limitation,  cash,  shares, other Awards, or other property,  or any combination thereof, and may be made in a single payment or transfer,  in installments,  or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable  interest on installment or deferred  payments or the grant or crediting in respect of installment or deferred payments denominated in shares.

            12. CONDITIONS ON AWARDS.

                In the event that the employment of a Grantee holding any Option or  Restricted  Stock  under the Plan shall  terminate  with the  consent of the
Committee  or by  reason  of  retirement  or  disability,  the  rights  of  such
Participant  to any such Option,  or shares  shall be subject to the  conditions that until any such Option is exercised, or any such Restricted Stock is earned, he shall  (i) not  engage,  either  directly  or  indirectly,  in any  manner or capacity as advisor,  principal,  agent, partner, officer,  director,  employee, member of any association or otherwise,  in any business or activity which is at the time competitive with any business or activity  conducted by the Company and
(ii)  be  available,  unless  he  shall  have  died,  at  reasonable  times  for consultations at the request of the Company's  management with respect to phases of the business with which he was actively connected during his employment,  but such  consultations  shall not (except in the case of a Participant whose active service was outside of the United  States of America) or during  usual  vacation periods or periods of illness or other  incapacity.  In the event that either of the above  conditions is not  fulfilled or the Optionee or Grantee  breaches any agreement with the company,  then all rights to any unexercised option or shares held as of the date of the breach of condition  shall be  immediately  forfeited and such option shall expire and Restricted  Stock  cancelled or reverted to the
Company or grantor of such option or shares in  accordance  with its terms.  Any determination by the Committee,  which shall act upon the  recommendation of the
Chairman,  that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been  available for  consultations  or breached any agreement as aforesaid shall be conclusive.

                In the event of any conduct by Grantee in  contravention  of any non-compete,  non-raid of employees,  customers or suppliers or  confidentiality clause of any agreement or understanding  with Grantee,  or a material breach of
the  policy  of  the  Company  with  respect  to  trade  secrets,   confidential
information,  competition  or other terms or  conditions  of employment or other
willful  misconduct  or  disparaging   remarks   concerning  the  Company,   all
obligations  of the Company to issue  shares upon the exercise of any Option and

                                       10

any  Restricted  Stock  shall  immediately  terminate  and any  such  Option  or
Restricted  Stock shall be  canceled  and  forfeited  and shall be of no further force and effect.

            13. EFFECTIVE DATE OF PLAN.

                The Plan shall be  effective  as of  December  9, 2004 and shall terminate November 30, 2014; PROVIDED, HOWEVER, that the Plan has heretofer been approved by majority vote of the Company's stockholders.

            14. AMENDMENT AND TERMINATION.

                The Board may amend, suspend, or terminate the Plan, except that no  amendment  shall be made that would  impair the  rights of any  Optionee  or
Grantee under any Option or Restricted  Stock  theretofore  granted  without the
Optionee or Grantee's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

                (a) materially  increase the number of shares that may be issued under the Plan, except as is provided in Section 8;

                (b) materially  increase the benefits  accruing to the Optionees or Grantees under the Plan;

                (c) materially  modify the  requirements  as to eligibility  for participation in the Plan;

                (d) decrease the exercise  price of an Incentive  Option to less than  100% of the  Fair  Market  Value  per  share of Stock on the date of grant thereof or the exercise price of a  Nonqualified  Option to less than 80% of the
Fair Market Value per share of Stock on the date of grant thereof; or

                (e) extend the term of any Option  beyond that  provided  for in
Section 5(b).

                The Committee may amend,  suspend or terminate the Plan or amend the terms of any Option or Restricted Stock theretofore  granted,  prospectively or retroactively,  but no such amendment shall impair the rights of any Optionee or Grantee  without the Optionee or Grantee's  consent.  The  Committee may also substitute  new Options or Restricted  Stock for previously  granted  Options or
Restricted  Stock including  options granted under other plans applicable to the participant  and previously  granted  Options having higher option prices,  upon such terms as the Committee may deem appropriate.

            15. GOVERNMENT REGULATIONS.

                The Plan,  and the grant and  exercise of Options or  Restricted
Stock  hereunder,  and the  obligation of the Company to sell and deliver shares under such Options and Restricted Stock shall be subject to all applicable laws, rules and  regulations,  and to such  approvals  by any  governmental  agencies, national  securities  exchanges  and  interdealer  quotation  systems  as may be required.

                                       11

            16. GENERAL PROVISIONS.

                (a) CERTIFICATES. All certificates for shares of Stock delivered under  the Plan  shall  be  subject  to such  stop  transfer  orders  and  other restrictions  as the Committee may deem advisable  under the rules,  regulations and other  requirements  of the  Securities  and Exchange  Commission,  or other securities  commission  having  jurisdiction,  any  applicable  Federal or state securities  law, any stock exchange or interdealer  quotation  system upon which the  Stock is then  listed  or traded  and the  Committee  may cause a legend or legends to be placed on any such  certificates to make appropriate  reference to such restrictions.

                (b) EMPLOYMENT MATTERS. Neither the adoption of the Plan nor any grant or award under the Plan shall  confer upon any  Optionee or Grantee of the
Company or any Subsidiary  any right to continued  employment or, in the case of an Optionee or Grantee who is a director,  continued service as a director, with the Company or a  Subsidiary,  as the case may be, nor shall it interfere in any way with the right of the Company or any  Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

                (c)  LIMITATION  OF  LIABILITY.  No  member  of the Board or the
Committee,  or any officer or  employee  of the Company  acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination or interpretation  taken or made in good faith with respect to the Plan, and all members of the Board or the  Committee  and each and any  officer or employee of the Company  acting on their behalf  shall,  to the extent  permitted by law, be fully  indemnified  and  protected by the Company in respect of any such action, determination or interpretation.

                (d) REGISTRATION OF STOCK.  Notwithstanding  any other provision in the Plan, no Option may be exercised  unless and until the Stock to be issued upon the  exercise  thereof has been  registered  under the  Securities  Act and applicable  state  securities  laws,  or are,  in the  opinion of counsel to the
Company,  exempt from such registration in the United States.  The Company shall not be under any  obligation  to  register  under  applicable  federal  or state securities  laws any Stock to be issued upon the  exercise of an Option  granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject  to such  Option,  although  the  Company  may in its sole discretion  register such Stock at such time as the Company shall determine.  If the Company  chooses to comply with such an  exemption  from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

            17. NON-UNIFORM DETERMINATIONS.

                The  Committee's   determinations  under  the  Plan,  including,
without limitation, (i) the determination of the Participants to receive awards,
(ii) the form, amount and timing of such awards,  (iii) the terms and provisions of such awards and (ii) the agreements  evidencing the same, need not be uniform and may be made by it selectively  among  Participants  who receive,  or who are

                                       12

eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

            18. GOVERNING LAW.

                The validity, construction, and effect of the Plan and any rules and regulations  relating to the Plan shall be determined in accordance with the internal  laws of the State of Florida,  without  giving effect to principles of conflicts of laws, and applicable federal law.

                                      CEPTOR CORPORATION
                                      December 9, 2004